3rd Quarter

Highlights:

■ Merger to Provide:

As much as $100 million of new capital

Stock to be trade
on NYSE

Broad base of institutional shareholders

Three experienced bankers to join board

■ 3rd quarter profit of
   $281,000

■ YTD profit of
   $1.2 million

■ Assets increase
   by $26 million

■ Loans increase
   by $32.7 million

Great Lakes Bancorp, Inc., to Merge with Bay View Capital Corporation

Great Lakes Bancorp, Inc., parent of Greater Buffalo Savings Bank, and Bay View Capital Corporation,a San Francisco-based financial services company (NYSE: BVC) announced their agreement to merge on October 26, 2005.

Under terms of the merger agreement, Great Lakes shareholders will receive 1.0873 shares of Bay View Capital Corporation common stock for each share of Great Lakes common stock. Based on the most recent closing price of Bay View common stock, the transaction is valued at approximately $67.1 million. The former shareholders of Great Lakes will own approximately 40% of Bay View's outstanding common stock. Great Lakes' existing management will remain intact, and its present Board of Directors will be joined by three of Bay View's directors, Robert Goldstein, John Rose and Charles Cooper.

Great Lakes President and Chief Executive Officer Andrew W. Dorn Jr. said, "This merger will provide as much as $100 million of additional capital to Greater Buffalo Savings Bank, which will allow us to continue our aggressive development. We believe the merger will also provide our shareholders with a measure of liquidity and a stock that is listed on the New York Stock Exchange with a greatly expanded and diversified shareholder base. The merger will enhance our ability to grow both organically via the continued expansion of our branch network as well as through future merger and acquisition activity."

Bay View is a New York Stock Exchange traded financial services company based in San Mateo, California, whose primary subsidiary at this time is Bay View Acceptance Corporation, an indirect automobile finance company. Robert B. Goldstein, Chairman of Bay View, said, "In Great Lakes Bancorp, Inc., we have found a rapidly growing, profitable community bank with tremendous growth potential in its Western New York marketplace. The merger represents a fulfillment of Bay View's strategy to exit its remaining business and merge with a strong community bank."

The transaction, which is subject to shareholder and regulatory approvals, is expected to close in the first quarter of 2006.

Luiz F. Kahl (1938-2005)

On November 4, Director Luiz F. Kahl passed away after a long illness. Luiz was a founding director of the Bank, and an active member of both the Bank's Executive Committee and the Asset and Liability Management Committee. He was also Chairman of the Bank's Loan Committee for the first two years of our existence.  Luiz was a tremendously successful businessman, retiring as President and Chief Executive Officer of the Carborundum Corporation. Luiz was very involved with a wide range of community organizations. At the time of his death, he was Chairman of the Niagara Frontier Transportation Authority and a member of the Board of Directors of the Buffalo Niagara Partnership. Luiz was a widely respected businessman, philanthropist and civic leader who will be greatly missed by the Bank and our community.

The Business Lending
Group means business.

Business Lending Officers:  Peter Leonard, Marshall Houck, Ted Oexle, George Gardner, Bob McKnight

Frank Sciortino (right), District Director of the W.S. Small Business Administration, presents GBSB's SBA specialist George Gardner (center) with the SBA Bronze award for his small business lending activities. GBSB President Andy Dorn (left) looks on.

Over the last several months, we have transformed business banking into a more productive and streamlined group, in order to meet the needs of the business community and effectively compete in the marketplace. We accomplished this by bringing in additional experienced lenders and credit analysts, which has allowed us to aggressively market our business loan products and services. Also, we have better leveraged these resources to ensure that our relationship managers are spending more time with our business customers and prospects.

Greater Buffalo Savings Bank has an excellent opportunity to participate in the very competitive Western New York business lending market, as we continue to attract customers from the larger banks who are not receiving the attention they deserve. We offer customers the opportunity for a closer relationship with their lending officer and the ability to call one person to solve their problems and coordinate all their banking services.

We are also actively pursuing small business owners by participating in the Small Business Administration (SBA) programs. All of our lenders are fully versed on the SBA programs. Our goal is to underwrite at least 25 SBA guaranteed loans next year. We are currently awaiting approval by the SBA as an express lender, which will give us the opportunity to book smaller loans at a 50% guarantee that we may not have been able to make in the past. One of our lenders, George Gardner, was recently named to the SBA advisory board, and we will be hosting the SBA Straight Talk seminar in January. Greater Buffalo Savings Bank has also volunteered to participate in loans to New York State businesses who suffered financial harm as a result of the Katrina/Rita Hurricanes.

We have assembled a very talented group of business lenders with over 100 years of experience, who are committed to growing the business loan portfolio for Greater Buffalo Savings Bank and meeting the expectations of the business community. Year to date, we have added over $35 million of business loans to our loan portfolio.

Great neighborhoods get Greater.
Dunkirk/Fredonia	Local dignitaries at Dunkirk/Fredonia ribbon cutting.
A ribbon-cutting ceremony was held on September 8, 2005, to mark the grand opening of GBSB's branch located in the Dunkirk & Fredonia plaza. It is the Bank's second location in Chautauqua County, having opened its first in Jamestown earlier this year. County Executive Mark Thomas and Mayor of Fredonia Frank Pagano attended the ceremony, as well as other local dignitaries.
Connecticut Street	Local officials at Connecticut St. groundbreaking ceremony.
On October 28, 2005, GBSB announced its plans to build a new branch office at 364 Connecticut Street. The project is a collaborative effort with the City of Buffalo, Buffalo Economic Renaissance Corporation (BERC) and West Side Neighborhood Housing Services, Inc. Mayor Anthony M. Masiello was in attendance, along with other local dignitaries.

The branch will be located in the proposed West Side Banking Development District (BDD). GBSB has submitted a BDD application to the New York State Banking Department, and is looking forward to its approval. Governor George E. Pataki created the BDD program in 1997 to encourage the establishment of bank branches in areas where there is a demonstrated need for banking services, by allowing public funds to be deposited in these branches at below-market rates. New York is the only state to have this program.

The existing building at the Connecticut Street location is being demolished by the City of Buffalo, and construction will commence shortly. The newly built branch will be one of GBSB's beautiful prototype offices, complete with extended hours and 24-hour ATM service.

East Amherst
On November 14, 2005, GBSB opened its tenth location, at 8550 Transit Road, at the corner of Klein Road in East Amherst. A ribbon-cutting ceremony was held on November 15.  Susan Grelick, Amherst Town Supervisor, Colleen Dipirro, President & CEO of the Amherst Chamber of Commerce, and David Hess, President of the Amherst Youth Foundation, were in attendance.

The newly built, 4,000 square foot prototype branch features extended banking hours including Saturdays and Sundays, 24-hour drive-up ATM service, three additional drive-up lanes and five teller stations. At every grand opening celebration, GBSB makes a donation to a local charity – this time the Bank showed its support for the Amherst Youth Foundation.

Ribbon cutting at the East Amherst branch.

Board of Directors

Andrew W. Dorn, Jr.

William A. Evans, Esq.

Carrie B. Frank

Luiz F. Kahl

Gerard T. Mazurkiewicz, CPA
Acea M. Mosey-Pawlowski, Esq.

Dennis M. Penman

Louis Sidoni

James A. Smith, M.D.

Barry M. Snyder

Louis J. Thomas

David L. Ulrich

Frederick A. Wolf, Esq.

Offices

Main & Jewett Parkway
Corporate Headquarters

2421 Main Street

Buffalo, NY 14214

Downtown

47 Court Street

Buffalo, NY 14202

Dunkirk/Fredonia

1170 Central Avenue (D&F Plaza)

Dunkirk, NY 14048

East Amherst

8550 Transit Road (Transit & Klein)

East Amherst, New York 14051

Jamestown

23 West Third Street
Jamestown, New York 14701

Kenmore

690 Kenmore Avenue

Buffalo, New York 14216

North Tonawanda

107 Main Street

North Tonawanda, NY 14120

West Seneca

320 Orchard Park Road

West Seneca, NY 14224

Snyder

4950 Main Street

Amherst, NY 14226

Town of Tonawanda

3438 Delaware Avenue
Kenmore, NY 14127

Lending Department 854-4272
Online Banking @ gbsb.com

To Our Shareholders, Customers and Friends:

Sorry for the delay in sending our third quarter newsletter, but we have all been very hard at work with our pending merger with Bay View Capital Corporation. We are currently awaiting approval from the Securities and Exchange Commission on the Proxy Statement that will be utilized for our special meeting of shareholders, which we anticipate holding in late March. You will receive the Proxy Statement as soon as it is approved and printed, and it will fully explain the merger and provide you with a copy of the Merger Agreement and Fairness Opinions. We are very excited and very anxious to complete the merger. We believe it will provide us with the capital we need to continue the aggressive growth of our Bank. It will provide all of our shareholders with potential liquidity and a stock which will be listed on the New York Stock Exchange. We believe the merger will also provide us with a substantial net operating loss carry forward, which will enhance our future earnings. Over the last six months we have worked very closely with Bob Goldstein, John Rose and Charles Cooper, the management team of Bay View, and we are also very excited about their joining our Board of Directors and playing an active role in the continued development of our Bank.

Total assets increased by $69.6 million or 9.9%, to $771.1 million at September 30, 2005, from $701.5 million at December 31, 2004. This increase was primarily attributed to the continued growth of the loan portfolios, partially offset by decreases in cash and investment securities. Asset growth was funded by new deposit accounts. The Company's net income was $281 thousand for the quarter ended September 30, 2005, compared to $1.2 million for the quarter ended September 30, 2004. Earnings per share for the 2005 and 2004 third quarter were $0.07 and $0.30, respectively. For the nine months ended September 30, 2005, the Company's net income was $1.2 million compared to $2.5 million in the same period last year. Earnings per share for the 2005 and 2004 nine month periods were $0.30 and $0.74, respectively. During the first nine months of 2005, net loans increased $102.7 million or 35.1%, from $292.6 million at December 31, 2004, to $395.3 million at September 30, 2005. The significant increase in loan production in 2005 has negatively impacted current income, due to a $753 thousand increase in loan allowances over 2004. However, the increase in the loan portfolio will positively impact the yield on our earning assets in the future. Loan quality continues to be excellent, and the Bank's write offs and delinquencies are well below peer averages. 2004 earnings were also positively impacted by almost $900 thousand from realized gains on securities sold in the first nine months of 2004, which compares to $120 thousand of realized gains in the first nine months of 2005.

The existing banking environment remains challenging. Short term interest rates have continued to increase with very little impact on long-term rates. The yield curve is flat and is getting flatter as the Federal Reserve has continued to increase short term rates. The Bank's net interest margin and earnings continue to tighten as deposit costs increase and as operating expenses increase due to the expansion and staffing of our branch network. We recently opened our tenth full service office and we are continuing to build our staff and infrastructure to support a rapidly growing bank. As interest rates have increased, we have successfully focused on retaining our existing deposit base and on acquiring checking account customers. As a result, our deposit growth has intentionally slowed, but we have aggressively built our customer base. Until the interest rate environment can provide us with prudent investment opportunities, we will continue this strategy. We continue to focus on the execution of our business plan of expanding the Bank's branch network, building our staff and infrastructure and developing and diversifying the Bank's loan portfolio. Currently, we have four offices under construction, which we anticipate opening in the first half of 2006, and we have recently acquired a location for an office in East Aurora which will also open in 2006. We continue to add exceptionally qualified bankers to our team and our back log of loans continues to grow. We are very excited about the future of our Bank, and thank you for your support.

Financial Statements
CONSOLIDATED FINANCIAL INFORMATION (unaudited)

(Dollars in thousands, except per share amounts)	As of and for the three months ended Sept. 30,		As of and for the nine months ended Sept. 30,
	2005	2004	2005	2004
CONDENSED INCOME STATEMENT
Net interest income	$ 3,451	$ 3,451	$ 10,840	$ 9,468
Provision for loan losses	216	117	722	211
Net interest income after provision for loan losses	3,235	3,334	10,118	9,257
Noninterest income	349	890	1,106	1,365
Noninterest expense	3,281	2,327	9,763	6,662
Income before income taxes	303	1,897	1,461	3,960
Income taxes	22	721	294	1,499
Net income	$ 281	$1,176	$ 1,167	$ 2,461

SHARE AND PER SHARE DATA
Weighted average common shares outstanding	3,955,565	3,949,856	3,955,565	3,346,666
Period-end common shares outstanding	3,955,565	3,955,565	3,955,565	3,955,565
Net income per share - basic and diluted	$ 0.07	$ 0.30	$ 0.30	$ 0.74
Book value per common share	$ 9.22	$ 9.43	$ 9.22	$ 9.43

PERIOD-END BALANCES
Assets	$ 771,083	$ 657,985	$ 771,083	$ 657,985
Earning assets	735,984	638,456	735,984	638,456
Loans	398,043	287,882	398,043	287,882
Allowance for loan losses	2,772	2,019	2,772	2,019
Deposits	592,054	476,474	592,054	476,474
Borrowings	139,772	141,517	139,772	141,517
Shareholders' equity	36,465	37,312	36,465	37,312

AVERAGE BALANCES
Assets	$ 760,170	$ 556,838	$ 741,631	$ 467,071
Earning assets	722,159	536,792	706,111	451,681
Loans	385,660	280,190	340,123	259,652
Deposits	586,342	435,004	570,456	393,343
Borrowings	132,480	82,770	130,261	41,430
Shareholders' equity	37,569	36,217	36,982	29,975

KEY RATIOS
Earnings:
Return on average assets	0.15%	0.84%	0.21%	0.70%
Return on average equity	2.97%	12.92%	4.22%	10.97%
Interest rate spread (on a tax-equivalent basis)	1.83%	2.40%	1.99%	2.66%
Net interest margin (on a tax-equivalent basis)	1.93%	2.56%	2.08%	2.80%
Efficiency ratio (1)	84.85%	64.06%	81.39%	66.93%

ASSET QUALITY
Net loan charge-offs to average loans, annualized	0.01%	0.00%	0.02%	0.00%
Allowance for loan losses to period-end loans	0.70%	0.70%	0.70%	0.70%
Allowance for loan losses to nonperforming loans (2)	262.57%	546.57%	262.57%	546.57%
Nonperforming loans to period-end loans	0.27%	0.13%	0.27%	0.13%
Nonperforming assets to period-end loans	0.30%	0.15%	0.30%	0.15%
(1)	Calculated by dividing total noninterest expense by tax-equivalent net interest income plus noninterest income other than securities gains and losses.
(2)	Nonperforming loans include nonaccrual loans and accruing loans 90 days or more delinquent.

Andy Dorn:
Hall of Famer

GBSB President Andy Dorn was
recently inducted into the St.
Joseph's Collegiate Institute Sports
Hall of Fame. Andy excelled at
football at the prestigious high
school, from 1964-68. Nominations
were garnered throughout the St.
Joe's community, and an induction
ceremony was held on November
11 at the school to honor Andy
and several other inductees.

Chris Coleman
Returns From Iraq

In September 2005, GBSB celebrated
the return of Chris Coleman, who had
 finished his 11-month deployment in
Iraq as a member of the Army Reserves.
 "My job is a clerk, but once you get
over there, you do what they want you
 to do," explains Coleman, who is a teller
at the Bank's Court Street branch. "Our
 base was bombed on a nightly basis.
It's always on your mind, but you get
 used to it." During his stay, Coleman traveled around the entire country, spending most of his time in Taji, a town 15 miles northwest of Baghdad. We're proud to have him back as a part of our family. Thank you, Chris, for serving our country!

This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements concerning future revenues and earnings. There are risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements. Information on factors that could affect the Company's business and results is discussed in the Company's periodic reports filed with the Securities and Exchange Commission.

2421 Main Street | Buffalo | New York 14214

Member FDIC	© 2006 Greater Buffalo Savings Bank	Equal Housing Lender